Exhibit 99.1
Wheels Up Reports Third Quarter Results
New investment and deeper alignment with Delta underscore company’s improving position

NEW YORK – November 9, 2023 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the third quarter, which ended September 30, 2023.

Third Quarter 2023 Highlights

•Revenue decreased $100 million year-over-year to $320 million
•Adjusted Contribution increased $14 million year-over-year to $35 million
•Net loss decreased slightly year-over-year to $145 million, and includes a $56 million non-cash goodwill impairment charge
•Adjusted EBITDA improved $27 million year-over-year to a loss of $19 million

“The strategic investment from Delta Air Lines, along with our new partners, demonstrates their confidence in our operational and commercial plan to deliver a compelling and differentiated experience for our customers,” said George Mattson, Chief Executive Officer. “I look forward to leveraging a deeper relationship with Delta and further integrating our collective offerings to provide a truly seamless connection between private and premium commercial travel.”

“Despite the challenging year, we are proud of the progress we have made on our operating and profitability goals and the renewed market confidence resulting from the recently closed capital infusion,” said Todd Smith, Chief Financial Officer. “Our on-time performance and controllable interruption rates are improving, and the third quarter marked our best profit performance since 2021.”

Recent Initiatives
•Secured $450 million of new capital backed by Delta Air Lines, Certares Management, Knighthead Capital Management, and Cox Enterprises. In active conversations with potential investors on the remaining $50 million term loan.

•Appointed directors designated by majority owners who have vested interest in long-term success of the company.

•Named longstanding Delta board member, George Mattson, as CEO to lead the company.

•Introduced new Up for Business program, offering a tailored private aviation solution for small and medium-sized enterprises jointly sold through Wheels Up and Delta sales organizations.

•Divested aircraft management business as part of previously communicated plan to focus on core operations.

Financial and Operating Highlights

	As of September 30,
	2023	2022	% Change
Active Members(1)	10,775	12,688	(15)%

	Three Months Ended September 30,
(In thousands, except Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2023	2022	% Change
Active Users(1)	11,988	13,339	(10)%
Live Flight Legs(1)	16,581	21,025	(21)%
Flight revenue per Live Flight Leg	12,945	13,266	(2)%
Revenue	$320,063	$420,356	(24)%
Net loss	$(144,813)	$(148,838)	3%
Adjusted EBITDA(1)	$(18,529)	$(45,229)	59%

	Nine Months Ended September 30,
(In thousands)	2023	2022	% Change
Revenue	$1,006,937	$1,171,503	(14)%
Net loss	$(406,272)	$(330,637)	(23)%
Adjusted EBITDA(1)	$(107,747)	$(141,546)	24%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the third quarter:
•Active Members decreased 15% year-over-year to 10,775 offset by a higher mix of Core members, primarily as a result of the regionalization of our member programs and focus on more profitable flying.
•Active Users decreased 10% year-over-year to 11,988.

•Live Flight Legs decreased 21% year-over-year to 16,581 reflecting a slowdown in the industry and our efforts to focus on profitable flying.

•Flight revenue per Live Flight Leg was relatively consistent year-over-year.

•Revenue decreased 24% year-over-year primarily driven by reduced flight revenue and reduced aircraft sales.

•Net loss improved by $4.0 million year-over-year to $144 million, including a $56.2 million non-cash goodwill impairment charge recognized during the quarter.

•Adjusted EBITDA loss improved by $26.7 million to $18.5 million, reflecting our operational efficiency and other spend reduction efforts, as well as one-time software license revenue and increased gains on sales of aircraft.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter, aircraft management services and whole aircraft sales, as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect private flyers to aircraft, and one another, through an open platform that seamlessly enables life’s most important experiences. Powered by a global private aviation marketplace connecting its base of approximately 11,000 members and customers to a network of approximately 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of Wheels Up’s cost reduction efforts and measures intended to increase Wheels Up’s operational efficiency on its business and results of operations, including the timing and magnitude of such expected actions and any associated expenses in relation to liquidity levels and working capital needs; (ii) Wheels Up’s liquidity, future cash flows and certain restrictions related to its debt obligations; (iii) the size, demands, competition in and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve and compete in those markets; (iv) the degree of market acceptance and adoption of Wheels Up’s products and services, including member program changes implemented in June 2023 and the new corporate member program introduced in November 2023; (v) Wheels Up’s ability to perform under its contractual obligations and maintain or establish relationships with third-party vendors and suppliers; (vi) the expected impact of any potential strategic actions involving Wheels Up or its subsidiaries or affiliates, including realizing any anticipated benefits relating to any such transactions or asset sales, and any potential impacts on the trading market and prices for the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), including due to future dilutive Common Stock issuances; (vii) the impact of the goodwill impairment charges recognized for the three and nine months ended September 30, 2023 or future impairment losses, which may adversely impact the perception of Wheels Up held by stockholders, investors, members and customers or the Company's business and results of operations or the market price of Common Stock; and (viii) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) and our other filings with the SEC. Moreover, it is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the "Definitions of Non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Financial Measures" sections, respectively, in this press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics," "Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.

Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$244,847	$585,881
Accounts receivable, net	46,773	112,383
Other receivables	7,452	5,524
Parts and supplies inventories, net	23,979	29,000
Aircraft inventory	2,073	24,826
Aircraft held for sale	26,855	8,952
Prepaid expenses	46,506	39,715
Other current assets	11,283	13,338
Total current assets	409,768	819,619
Property and equipment, net	362,053	394,559
Operating lease right-of-use assets	73,788	106,735
Goodwill	214,808	348,118
Intangible assets, net	122,783	141,765
Other non-current assets	144,494	112,429
Total assets	$1,327,694	$1,923,225

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$25,227	$27,006
Accounts payable	25,568	43,166
Accrued expenses	100,814	148,947
Deferred revenue, current	691,214	1,075,133
Other current liabilities	26,197	49,968
Total current liabilities	869,020	1,344,220
Long-term debt, net	235,429	226,234
Deferred revenue, non-current	1,155	1,742
Operating lease liabilities, non-current	58,912	82,755
Warrant liability	66	751
Other non-current liabilities	17,873	15,603
Total liabilities	1,182,455	1,671,305

Equity:
Common Stock, $0.0001 par value; 250,000,000 authorized; 167,080,450 and 25,198,298 shares issued and 166,804,743 and 24,933,857 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	17	3
Additional paid-in capital	1,849,093	1,545,530
Accumulated deficit	(1,682,145)	(1,275,873)
Accumulated other comprehensive loss	(14,007)	(10,053)
Treasury stock, at cost, 275,707 and 264,441 shares, respectively	(7,718)	(7,687)
Total Wheels Up Experience Inc. stockholders’ equity	145,239	251,920
Non-controlling interests	—	—
Total equity	145,239	251,920
Total liabilities and equity	$1,327,694	$1,923,225

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$320,063	$420,356	$1,006,937	$1,171,503

Costs and expenses:
Cost of revenue	299,887	403,042	981,581	1,144,698
Technology and development	19,962	16,639	50,265	42,436
Sales and marketing	22,548	30,830	71,500	87,761
General and administrative	42,853	44,323	122,334	130,200
Depreciation and amortization	15,459	16,500	45,027	46,862
Gain on sale of aircraft held for sale	(7,841)	(1,316)	(11,328)	(3,950)
Impairment of goodwill	56,200	62,000	126,200	62,000
Total costs and expenses	449,068	572,018	1,385,579	1,510,007

Loss from operations	(129,005)	(151,662)	(378,642)	(338,504)

Other income (expense):
Loss on divestiture	(2,991)	—	(2,991)	—
Loss on extinguishment of debt	(1,936)	—	(2,806)	—
Change in fair value of warrant liability	(61)	2,504	685	8,265
Interest income	404	1,130	6,090	1,612
Interest expense	(11,258)	—	(27,035)	—
Other income (expense), net	613	(625)	(822)	(1,505)
Total other income (expense)	(15,229)	3,009	(26,879)	8,372

Loss before income taxes	(144,234)	(148,653)	(405,521)	(330,132)

Income tax benefit (expense)	(579)	(185)	(751)	(505)

Net loss	(144,813)	(148,838)	(406,272)	(330,637)
Less: Net loss attributable to non-controlling interests	—	—	—	(387)
Net loss attributable to Wheels Up Experience Inc.	$(144,813)	$(148,838)	$(406,272)	$(330,250)

Net loss per share of Common Stock
Basic and diluted	$(3.51)	$(6.09)	$(13.22)	$(13.52)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	41,261,003	24,435,096	30,737,324	24,434,787

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(406,272)	$(330,637)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45,027	46,862
Equity-based compensation	21,650	65,839
Payment in kind interest	972	—
Amortization of deferred financing costs and debt discount	2,390	—
Change in fair value of warrant liability	(685)	(8,265)
Gain on sale of aircraft held for sale	(11,328)	(3,950)
Loss on divestiture	2,991	—
Loss on extinguishment of debt	2,806	—
Impairment of goodwill	126,200	62,000
Other	(2,099)	(489)
Changes in assets and liabilities:
Accounts receivable	22,513	(31,474)
Parts and supplies inventories	5,074	(8,544)
Aircraft inventory	386	(33,231)
Prepaid expenses	(8,589)	(8,065)
Other non-current assets	(36,988)	(27,534)
Accounts payable	(15,177)	(2,885)
Accrued expenses	(36,293)	(1,131)
Deferred revenue	(378,949)	(2,653)
Other assets and liabilities	4,877	(4,184)
Net cash used in operating activities	(661,494)	(288,341)

Cash flows from investing activities
Purchases of property and equipment	(12,312)	(80,039)
Purchases of aircraft held for sale	(2,311)	(39,894)
Proceeds from sale of aircraft held for sale, net	53,911	41,833
Proceeds from sale of divested business, net	13,200	—
Acquisitions of businesses, net of cash acquired	—	(75,093)
Capitalized software development costs	(16,041)	(18,532)
Other	172	—
Net cash (used in) provided by investing activities	36,619	(171,725)

Cash flows from financing activities
Purchase shares for treasury	—	(7,347)
Purchase of fractional shares	(3)	—
Proceeds from notes payable	70,000	—
Repayment of notes payable	(70,000)	—
Proceeds from long-term debt, net	343,000	—
Payment of debt issuance costs in connection with debt	(19,630)	—
Repayments of long-term debt	(40,196)	—
Net cash (used in) provided by financing activities	283,171	(7,347)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,287)	(7,395)

Net decrease in cash, cash equivalents and restricted cash	(345,991)	(474,808)
Cash, cash equivalents and restricted cash, beginning of period	620,153	786,722
Cash, cash equivalents and restricted cash, end of period	$274,162	$311,914

Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue, (iii) restructuring expense in cost of revenue and (iv) other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(144,813)	$(148,838)	$(406,272)	$(330,637)
Add back (deduct)
Interest expense	11,258	—	27,035	—
Interest income	(404)	(1,130)	(6,090)	(1,612)
Income tax expense	579	185	751	505
Other expense, net	(613)	625	822	1,505
Depreciation and amortization	15,459	16,500	45,027	46,862
Change in fair value of warrant liability	61	(2,504)	(685)	(8,265)
Loss on divestiture	2,991	—	2,991	—
Equity-based compensation expense	3,508	22,504	21,650	65,839
Acquisition and integration expenses(1)	—	4,747	2,108	16,092
Restructuring charges(2)	22,213	682	40,905	6,165
Atlanta Member Operations Center set-up expense(3)	10,765	—	26,895	—
Certificate consolidation expense(4)	3,279	—	10,799	—
Impairment of goodwill(5)	56,200	62,000	126,200	62,000
Other(6)	988	—	117	—
Adjusted EBITDA	$(18,529)	$(45,229)	$(107,747)	$(141,546)
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of acquisition date primarily related to system conversions, re-branding costs and fees paid to external advisors.
(2)For the three and nine months ended September 30, 2023, includes restructuring charges related to the Restructuring Plan and related strategic business expenses incurred to support significant changes to our member programs and certain aspects of our operations, primarily consisting of consultancy fees associated with designing and implementing changes to our member programs and obtaining financing, and severance and recruiting expenses associated with executive transitions and other employee separation programs as part of our cost reduction initiatives. For the three and nine months ended September 30, 2022, includes restructuring charges for employee separation programs following strategic business decisions.
(3)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)Represents non-cash impairment charge related to goodwill recognized in the second and third quarters of 2023. See Note 1, Summary of Business and Significant Accounting Policies of the Notes to Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.
(6)Includes collections of certain aged receivables which were added back to Net Loss in the reconciliation presented for the twelve months ended December 31, 2022, as well as recognition of charges related to an individually immaterial litigation settlement.
Refer to “Supplemental Expense Information” below, for further information

Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$320,063	$420,356	$1,006,937	$1,171,503
Less: Cost of revenue	(299,887)	(403,042)	(981,581)	(1,144,698)
Less: Depreciation and amortization	(15,459)	(16,500)	(45,027)	(46,862)
Gross profit (loss)	4,717	814	(19,671)	(20,057)
Gross margin	1.5%	0.2%	(2.0)%	(1.7)%
Add back:
Depreciation and amortization	15,459	16,500	45,027	46,862
Equity-based compensation expense in cost of revenue	826	3,581	3,097	11,320
Acquisition and integration expense in cost of revenue(1)	—	650	—	650
Restructuring expense in cost of revenue(2)	320	—	1,075	—
Atlanta Member Operations Center set-up expense in cost of revenue(3)	10,642	—	22,440	—
Certificate consolidation expense in cost of revenue(4)	3,279	—	7,720	—
Adjusted Contribution	$35,243	$21,545	$59,688	$38,775
Adjusted Contribution Margin	11.0%	5.1%	5.9%	3.3%
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of acquisition date
(2)For the three and nine months ended September 30, 2023, includes restructuring charges related to the Restructuring Plan and other strategic business initiatives.
(3)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.

Supplemental Revenue Information

(In thousands)	Three Months Ended September 30,		Change in
	2023	2022	$	%
Membership	$20,622	$22,409	$(1,787)	(8)%
Flight	214,645	278,917	(64,272)	(23)%
Aircraft management	53,235	58,962	(5,727)	(10)%
Other	31,561	60,068	(28,507)	(47)%
Total	$320,063	$420,356	$(100,293)	(24)%

(In thousands)	Nine Months Ended September 30,		Change in
	2023	2022	$	%
Membership	$63,780	$67,076	$(3,296)	(5)%
Flight	681,691	799,351	(117,660)	(15)%
Aircraft management	165,431	180,186	(14,755)	(8)%
Other	96,035	124,890	(28,855)	(23)%
Total	$1,006,937	$1,171,503	$(164,566)	(14)%

Supplemental Expense Information

	Three Months Ended September 30, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$826	$620	$440	$1,622	$3,508
Restructuring charges	320	4,641	703	16,549	22,213
Atlanta Member Operations Center set-up expense	10,642	—	—	123	10,765
Certificate consolidation expense	3,279	—	—	—	3,279
Other	—	—	—	988	988

	Nine Months Ended September 30, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$3,097	$1,777	$1,781	$14,995	$21,650
Acquisition and integration expenses	—	53	134	1,921	2,108
Restructuring charges	1,075	6,940	2,761	30,130	40,905
Atlanta Member Operations Center set-up expense	22,440	201	—	4,254	26,895
Certificate consolidation expense	7,720	—	—	3,079	10,799
Other	—	—	—	117	117

	Three Months Ended September 30, 2022
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$3,581	$751	$2,756	$15,416	$22,504
Acquisition and integration expense	650	—	—	4,097	4,747
Restructuring charges	—	—	—	682	682

	Nine Months Ended September 30, 2022
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$11,320	$2,047	$8,314	$44,158	$65,839
Acquisition and integration expense	650	—	—	15,442	16,092
Restructuring charges	—	—	—	6,165	6,165